Exhibit 99.1

UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934

Release No. 65808/November 22, 2011

ADMINISTRATIVE PROCEEDING

File No. 3-14639

In the Matter of FIFTH THIRD BANCORP Respondent.	ORDER INSTITUTING CEASE-AND-DESIST PROCEEDINGS, PURSUANT TO SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, AND IMPOSING A CEASE-AND-DESIST ORDER

I.

The Securities and Exchange Commission (“Commission”) deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”) against Fifth Third Bancorp (“Fifth Third” or “Respondent”).

II.

In anticipation of the institution of these proceedings, Respondent has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, which are admitted, Respondent consents to the entry of this Order Instituting Cease-and-Desist Proceedings, Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (“Order”), as set forth below.

III.

On the basis of this Order and Respondent’s Offer, the Commission finds that:

Summary

1. These proceedings arise out of Fifth Third’s violation of Section 13(a) of the Exchange Act and Regulation FD. In May 2011, Fifth Third selectively disclosed to certain investors that it would be redeeming a class of its trust preferred securities for about $25 per share. At the time, the securities were trading for about $26.50 per share. Fifth Third did not issue a Form 8-K or other public notice of the redemption until it became aware that investors who appeared to have learned of the redemption had been selling the securities to buyers who appeared to be unaware of the redemption. Fifth Third violated Regulation FD because it failed to consider how its decision to redeem the securities would affect investors in the market for those securities.

Respondent

2. Fifth Third Bancorp, a diversified financial services company, is an Ohio corporation headquartered in Cincinnati, Ohio, where it also has its principal place of business. Fifth Third’s common stock is registered with the Commission pursuant to Section 12(b) of the Exchange Act and trades on the NASDAQ Stock Market.

Background

A.	Fifth Third Issues Redeemable Trust Preferred Securities

3. In 2008, Fifth Third formed Fifth Third Capital Trust VII (the “Trust”), a Delaware statutory trust, for the purpose of raising capital through the issuance of trust preferred securities (“TruPS”). In May 2008, Fifth Third and the Trust co-issued about $400 million of TruPS (“CAP VII TruPS”). The Trust used the proceeds from the offering to purchase 8.875% notes from Fifth Third, and the Trust made periodic interest payments to the holders of the TruPS at a fixed rate of 8.875%. Fifth Third and the Trust were co-registrants of the CAP VII TruPS, which were issued using Fifth Third’s shelf registration statement and listed on the New York Stock Exchange.

4. The CAP VII TruPS were redeemable by Fifth Third at $25 per share beginning in May 2013. However, the governing documents of the securities gave Fifth Third the option of redeeming the Cap VII TruPS earlier if a “capital treatment event” occurred. The offering documents described a “capital treatment event” as Fifth Third’s reasonable determination that as a result of a change in law, “there is more than an insubstantial risk that Fifth Third will not be entitled to treat an amount equal to the aggregate liquidation amount of the Trust Preferred Securities as ‘Tier 1 Capital’ (or the then equivalent thereof).”

5. To redeem the securities, Fifth Third was required first to obtain approval from the Federal Reserve Bank of Cleveland, and then instruct the trustee for the Trust (“Trustee”) to issue notice to the holders of the securities at least 30 days in advance of the redemption date. Though a variety of institutions and individuals beneficially owned the securities, the governing documents required the Trustee to give notice only to the Depository Trust Company (“DTC”), which was the sole registered holder of the securities.

6. The CAP VII TruPS traded between $26.40 and $26.80 in early May 2011.

B.	Fifth Third Decides to Redeem the Cap VII TruPS

7. The Dodd-Frank Act phases out the ability of bank holding companies to count TruPS as Tier 1 Capital. After determining that these limitations constituted a “capital treatment event,” Fifth Third decided to redeem the CAP VII TruPS, which were costing Fifth Third about $63,000 each day in interest payments. In late April 2011, Fifth Third sought permission from the Federal Reserve Bank of Cleveland to redeem the CAP VII TruPS, which was granted on Friday, May 13.

8. Fifth Third gave the redemption instructions to the Trustee the next business day. On Monday, May 16, at 2:16 p.m., Fifth Third instructed the Trustee to redeem the CAP VII TruPS and “send all appropriate notices to the holders.” At 3:51 p.m., the Trustee sent a “Notice of Full Redemption” to DTC, satisfying Fifth Third’s notice requirement.

9. DTC subsequently informed the beneficial holders of the securities of the redemption by posting the redemption notice at 2:47 a.m. on May 17 to its Legal Notification System (“LENS”). LENS offers access to a comprehensive library of notices concerning securities that are published and furnished by courts, security issuers, and others. The system is available to DTC member banks and brokers and non-member subscribers, who may search the notices or elect to receive email alerts customized to their business needs. Accordingly, all DTC members and LENS subscribers had access to the information about the redemption early in the morning of May 17.

C.	The Redemption of the Cap VII TruPS Was Material

10. The information that Fifth Third disclosed through the Trustee and DTC, but not initially to the public, was material information regarding these securities. It would be important to a reasonable investor that a security trading at about $26.50 was to be redeemed in 30 days for about $25.

11. At least one Fifth Third senior finance executive recognized that the decision to redeem the CAP VII TruPS would be important to the market in light of the capital treatment change under Dodd-Frank and that investors would be “very interested” in the redemption.

12. During the afternoon of May 16, after Fifth Third had given the redemption instructions, Fifth Third’s Investor Relations Department prepared a draft “Q&A” that it intended to use as a guide to answer questions that it anticipated receiving about the redemption.

13. Though Fifth Third senior executives knew that the CAP VII TruPS were traded on the NYSE and that the security was trading at a price higher than the redemption amount, by the end of the day on May 16, they had not considered these facts in connection with the redemption. Nor had they considered the ramification these facts would have on trading activity in the security once the redemption notice was provided to DTC member banks and brokers and non-member subscribers via LENS.

14. Investors’ response to learning of the redemption underscores the redemption’s materiality regarding the CAP VII TruPS. Many investors learned of the redemption either after the market closed on May 17 or before the market opened on May 18. Trading opened on May 18 at $26.66 and closed at $25.20 — two cents above the redemption amount of $25.18. During the preceding two days, the security traded between $26.49 and $26.68 — a range of less than $.20. Volume increased from fewer than 38,000 shares traded per day on those days to over 2 million shares traded in less than two hours on May 18. Numerous analysts and securities holders called Fifth Third on the morning of May 18 concerning the redemption and the trading.

D.	Fifth Third’s Failure to Issue a Form 8-K or Other Public Notice of the Redemption

15. The Adopting Release for Regulation FD alerts issuers to “types of information or events that should be reviewed carefully to determine whether they are material,” a list of seven items that includes “events regarding the issuer’s securities — e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities…” See Final Rule: Selective Disclosure and Insider Trading, 65 Fed. Reg. 51716, 51721 (Aug. 24, 2000). Notwithstanding this explicit guidance, Fifth Third did not consider the requirements of Regulation FD in connection with the redemption of the CAP VII TruPS, nor did it consider the effect that the selective disclosure of the redemption, without a simultaneous disclosure to the rest of the investing public, would have on the market for the CAP VII TruPS.

16. Fifth Third did not file a public notice of the redemption until it learned of the impact that the selective disclosure regarding the redemption had on the market. By 10:00 a.m. on Wednesday, May 18, Fifth Third noticed the unusually heavy trading in the CAP VII TruPS, and realized that investors with knowledge of the redemption may have been selling to purchasers without knowledge of it. Shortly thereafter, Fifth Third filed a Form 8-K that publicly disclosed the redemption. The Form 8-K was posted to EDGAR on May 18 at 11:28 a.m.

17. As a result of the conduct described above, Fifth Third violated Section 13(a) of the Exchange Act, 15 U.S.C. § 78m(a), which requires that issuers file with the Commission such information and documents as the Commission shall require to keep reasonably current the information and documents required to be included in or filed with an application or registration statement filed pursuant to Exchange Act Section 12, 15 U.S.C. § 78l, and Regulation FD, 17 C.F.R. § 243.100, et seq., which prohibits the selective disclosure of material, nonpublic information to securities market professionals or holders of the issuer’s securities who may well trade on the basis of the information.

Fifth Third’s Remedial Efforts

18. In determining to accept the Offer, the Commission considered the remedial acts promptly and voluntarily undertaken by Fifth Third — including its compensation of CAP VII TruPS investors harmed by the timing of its disclosure and its adoption and implementation of additional policies and procedures relating to the redemption of securities — and the cooperation afforded the Commission staff.

IV.

In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondent Fifth Third’s Offer.

Accordingly, it is hereby ORDERED that:

A. Pursuant to Section 21C of the Exchange Act, Respondent Fifth Third cease and desist from committing or causing any violations and any future violations of Section 13(a) of the Exchange Act, 15 U.S.C. § 78m(a), and Regulation FD, 17 C.F.R. § 243.100, et seq.

B. Respondent acknowledges that the Commission is not imposing a civil penalty, based in part upon its cooperation in a Commission investigation. If at any time following the entry of the Order the Division of Enforcement (“Division”) obtains information indicating that Respondent knowingly provided materially false or misleading information or materials to the Commission or in a related proceeding, the Division may, at its sole discretion and without prior notice to the Respondent, petition the Commission to reopen this matter and seek an order directing that the Respondent pay a civil money penalty. Respondent may not, by way of defense to any resulting administrative proceeding: (1) contest the findings in the Order; or (2) assert any defense to liability or remedy, including, but not limited to, any statute of limitations defense.

By the Commission.

Elizabeth M. Murphy

Secretary

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